SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.   20549



                                FORM 8-A/A-2

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       CONSERVER CORPORATION OF AMERICA
            (Exact name of Registrant as specified in its charter)



        Delaware                                        65-0675901
  (State of incorporation                      (IRS Employer Identification
     or organization)                                    Number)


2655 Le Jeune Road, Suite 535, Coral Gables, Florida       33134
     (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
       to be registered                 each class is to be registered
-------------------------------         ------------------------------
          NONE                               NOT APPLICABLE


Securities to be registered pursuant to Section 12(g) of the Act:


                 Common Stock, par value $.001 per share
                -----------------------------------------
                             (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.

          Conserver Corporation of America (the "Registrant") is authorized to issue Common Stock, par value $.001 per share ("Common Stock"). A description of the Registrant's Common Stock is set forth under "Description of Securities" in Registrant's Registration Statement on Form S-1 [File No. 333-16571] (the "Registration Statement") and such description is incorporated herein by reference.

Item 2.   Exhibits.

          4.1  Specimen certificate evidencing Registrant's Common Stock (1)

          4.2 Certificate of Incorporation of Registrant and Amendments thereto (1)

          4.3  By-laws of Registrant (1)

          4.4 "Description of Securities" on pages 39-41 of Amendment No. 5 to the Registrant's Registration Statement (1)

------------
(1) Heretofore filed as an Exhibit to the Registration Statement and incorporated herein by reference.

                                SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CONSERVER CORPORATION OF AMERICA


                                   By:  /s/Charles H. Stein
                                        Charles H. Stein
                                        President

Dated: May 27, 1997